Exhibit 4.1

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                                                             CHARTERMAC
                                   STATUTORY TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE
                          This certificate is transferable in Canton, MA, Jersey City, NJ and New York, NY


COMMON SHARES OF BENEFICIAL INTEREST


Certificate No.                                                                                                 No. of Common Shares

This Certifies that
                                                     SPECIMEN SHARE CERTIFICATE

is the owner of

Common Shares of Beneficial Interest of

CharterMac (the "Trust")  transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.  This certificate is not valid until manually  countersigned and registered by the Transfer Agent and Registrar.

Dated:


COUNTERSIGNED AND REGISTERED                                                                         CHARTERMAC


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Equiserve Trust Company, N.A.                                                                 By: __________________________________
Transfer Agent and Registrar                                                                      Name:
                                                                                                  Title:
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The Trust is authorized to issue classes of Shares, representing the undivided beneficial interests of each Shareholder in the assets of the Trust. The Trust will furnish, without charge, to any Shareholder making a written request therefore, a full statement of the designations and any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and other qualifications and terms and conditions of redemption of each class of beneficial interest, and the differences in the relative rights and preferences between the Shares of each series of any class, to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of such class. Any such request should be directed to Related Capital, 625 Madison Avenue, New York, NY 10022, Attn:
Investor Services Dept.

This certificate and the Shareholder's Shares of beneficial interest represented hereby are issued and shall in all respects be subject to all of the provisions of the Second Amended and Restated Trust Agreement of the Trust, as amended from time to time (the "Trust Agreement"), and the Second Amended and Restated Bylaws of the Trust, as amended from time to time. to which the Shareholder, by acceptance hereof, assents. All capitalized terms in this legend have the meanings defined in the Trust Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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TEN COM - as tenants in common                  UNIF GIFT MIN ACT ____ Custodian____

TEN ENT - as tenants by the entireties                         custodian        minor

JT TEN - as joint tenants with right of survivorship and not as tenants in common

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    Additional abbreviations may also be used though not in the above list.

       FOR VALUE RECEIVED,             , hereby sell, assign and transfer unto:

           ---------------------------------------------------------

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             Please print or typewrite Name and Address of Assignee


_____________________________    Please insert Social Security or other Taxpayer
                                 Identification Number of Assignee

__________ common shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.



Date: _____________________           Signature:
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